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                                                                      Exhibit 11

                  CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                              EXHIBIT TO FORM 10-Q

                            FOR THE SIX MONTHS ENDED
                           NOVEMBER 30, 1997 AND 1996

                      COMPUTATION OF LOSS PER COMMON SHARE
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)


                                                  Six Months Ended
                                        ----------------------------------
                                         November 30,         November 30,
                                             1997                 1996
                                         ------------         ----------
Primary fully diluted:
Net Loss                                 $    (68,181)      $    (78,469)
    Subsidiary preferred stock dividend        (2,518)            (2,349)
                                         ------------         ----------
Loss applicable to common shares         $    (70,699)      $    (80,818)
                                         ------------         ----------
                                         ------------         ----------

Average number of common shares and
  common share equivalents outstanding

    Average number of common shares
      outstanding during the period        75,130,000         74,105,000
    Add common share equivalents -
      Options to purchase common shares -
        net                                   451,000            232,000
                                         ------------         ----------
Average number of common shares and
  common share equivalents                 75,581,000 (A)     74,337,000 (A)
                                         ------------         ----------
                                         ------------         ----------
Loss per common share                    $       (.94)(A)   $      (1.09)(A)
                                         ------------         ----------
                                         ------------         ----------


(A) In accordance with Accounting Principles Board Opinion No. 15, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction of earnings per share is less than 3% or the effect is anti-dilutive. Therefore, loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include the common share equivalents as their effect is anti-dilutive.



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